UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2013

Crumbs Bake Shop, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35220	27-1215274
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

110 West 40th Street, Suite 2100, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 221-7105

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 11, 2013, Crumbs Bake Shop, Inc. (the “Company”) closed on the sale (the “Second Closing”) of $3.0 million in aggregate principal amount of its senior convertible promissory notes (the “Notes”) to various accredited investors pursuant to the previously-announced Securities Purchase Agreement, dated as of April 29, 2013, as amended by the First Amendment to Securities Purchase Agreement, dated as of May 9, 2013, between the Company and Michael Serruya (as amended, the “Purchase Agreement”). The Purchase Agreement contemplated the sale of up to $10.0 million in aggregate principal amount of Notes, and, as previously reported, the Company closed on the sale (the “First Closing” and, together with the Second Closing, the “Transaction”) of $7.0 million in aggregate principal amount of Notes on May 10, 2013. Certain investors purchased their Notes pursuant to an Accession Agreement by and among the Company, Michael Serruya and such investors under which Mr. Serruya assigned his purchased rights to them.

A copy of the Company’s press release announcing the Second Closing is filed with this report as Exhibit 99.1.

The Company raised total net proceeds of approximately $9.2 million in the Transaction after paying a $200,000 corporate finance fee, reimbursing the investors for $87,500 in legal fees, and paying a placement fee of $500,000 and the expenses of its placement agent.

The material terms of the Notes were summarized in Item 1.01 of the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2013 (the “April 30 Form 8-K”), which discussion is incorporated herein by reference, and the form of Note was attached as Exhibit A to the Purchase Agreement, which was filed as Exhibit 10.1 to the April 30 Form 8-K. The Notes sold in the Transaction entitle their holders, subject to certain ownership limitations contained therein, to convert the Notes into an aggregate of 6,451,618 shares of the Company’s common stock, based on a conversion price of $1.55. In addition, subject to certain conditions, the Company may elect to pay interest, which will be payable quarterly in arrears and accrue at the rate of 6.5% per annum, in cash or by issuing a number of shares of common stock determined by dividing the interest to be paid by $1.55 (“Interest Shares”). The Company’s subsidiaries agreed to jointly and severally guaranty the Company’s payment obligations under the Notes pursuant to a Guaranty that was issued at the First Closing. The material terms of the Guaranty were summarized in Item 1.01 of the April 30 Form 8-K, which is incorporated herein by reference, and a copy of the Guaranty was attached as Exhibit C to the Purchase Agreement.

At the First Closing, the Company entered into a Registration Rights Agreement pursuant to which the Company agreed to file a registration statement with SEC covering the resale of the shares of common stock that may be issued under the Notes by the holders of the Notes. The investors who participated in the Second Closing joined in the Registration Rights Agreement at the Second Closing. The material terms of the Registration Rights Agreement were summarized in Item 1.01 of the April 30 Form 8-K, which is incorporated herein by reference, and the Registration Rights Agreement was attached as Exhibit B to the Purchase Agreement.

The Notes issued in the Transaction were sold to accredited investors in a private placement in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. Neither the offer and sale of the Notes nor the offer and sale of the shares of the Company’s common stock that may be issued under the Notes have been registered under the Securities Act. Neither the Notes nor the underlying shares of common stock may be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from such registration. This report does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Notes or the underlying shares of common stock in any jurisdiction in which an offer, solicitation or sale thereof would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This notice is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information called for by this Item is contained in Item 1.01 of this report and in Item 1.01 of the April 30 Form 8-K, both of which are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information called for by this Item is contained in Item 1.01 of this report and in Item 1.01 of the April 30 Form 8-K, both of which are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) and (b) Voting Results.

At the 2013 annual meeting of the Company’s stockholders held on June 11, 2013, the stockholders voted on: (i) the election of six director nominees to serve until the 2014 annual meeting of stockholders and until their successors are duly elected and qualified (Proposal 1); (ii) the ratification of the appointment of Rothstein Kass as the Company’s independent registered public accounting firm for fiscal year 2013 (Proposal 2); (iii) the adoption of a non-binding advisory resolution approving the compensation paid to the Company’s named executive officers (Proposal 3); (iv) the frequency (every one, two or three years) of future advisory votes on the compensation paid to the Company’s named executive officers (non-binding advisory vote) (Proposal 4); and (v) the authorization of the Board of Directors to adjourn and postpone the annual meeting to a later date or dates if there is no quorum or there are insufficient votes to approve of the proposals. These matters were submitted to a vote through the solicitation of proxies.  The results of the votes are set forth below.

Proposal 1 – Election of Directors:

	For	Withheld	Abstain	Broker Non-Votes
Stephen Z. Fass	8,250,571	141,530	-	1,563,357
Mark D. Klein	8,237,492	154,609	-	1,563,357
Frederick G. Kraegel	8,237,032	155,069	-	1,563,357
Leonard A. Potter	8,236,732	155,369	-	1,563,357
Kirk A. Rose	8,237,032	155,069	-	1,563,357
Jeffrey D. Roseman	8,251,571	140,530	-	1,563,357

Proposal 2 – Ratification of the Appointment of Rothstein Kass:

For	Against	Abstain	Broker Non-Votes
9,483,187	133,693	338,578	-

Proposal 3 – Adoption of a non-binding advisory resolution approving the compensation paid to the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
8,231,926	83,254	76,921	1,563,357

Proposal 4 – Recommendation, by non-binding advisory vote, on the frequency (every one, two or three years) of future advisory votes to approve the compensation paid to the Company’s named executive officers:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
8,306,303	410	7,893	77,495	1,563,357

Proposal 5 - Board Authorization to Adjourn or Postpone the Annual Meeting:

For	Against	Abstain	Broker Non-Votes
9,287,705	290,723	377,028	-

(d) Frequency of Future Say-on-Pay Votes.

Consistent with the Board of Director’s recommendation set forth in the Company’s definitive proxy statement for the 2013 annual meeting of stockholders and after considering the voting results with respect to Proposal 4 discussed above, the Board of Directors has decided that the stockholder advisory vote to approve the compensation paid to the Company’s named executive officers will be held each year, commencing with the Company’s 2014 annual meeting of stockholders, and continuing thereafter until such time that the frequency vote is next presented to stockholders or until the Board of Directors determines otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRUMBS BAKE SHOP, INC.

Dated: June 12, 2013	By:	/s/ John D. Ireland
John D. Ireland
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Form of Senior Convertible Note issued by Crumbs Bake Shop, Inc. (incorporated by reference to Exhibit A of Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on April 30, 2013).

4.2	Guaranty, dated May 10, 2013, issued by Crumbs Holdings LLC and its subsidiaries (incorporated by reference to Exhibit C of Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on April 30, 2013).

10.1	Securities Purchase Agreement, dated April 29, 2013, by and between Crumbs Bake Shop, Inc. and Michael Serruya (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on April 30, 2013).

10.2	First Amendment to Securities Purchase Agreement, dated May 9, 2013, by and between Crumbs Bake Shop, Inc. and Michael Serruya (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on May 13, 2013).

10.3	Form of Accession Agreement by and among Crumbs Bake Shop, Inc., Michael Serruya and the Buyer Assignees named therein (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on May 13, 2013).

10.4	Registration Rights Agreement, dated May 10, 2013 (incorporated by reference to Exhibit B of Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on April 30, 2013).

99.1	Press release June 12, 2013 (filed herewith).